Exhibit 99.2
FULL HOUSE RESORTS RECEIVES FINAL NIGC APPROVAL FOR BATTLE CREEK, MICHIGAN CASINO
Las Vegas — December 17, 2007 — Full House Resorts (AMEX: FLL) announced today that Gaming Entertainment Michigan, LLC (GEM), a 50%-owned joint venture of the Company, has received final approval for its gaming management contract from the National Indian Gaming Commission (NIGC). As previously stated, the Company now expects to work with the Nottawaseppi Huron Band of Potawatomi’s FireKeepers Development Authority on financing and construction of its FireKeepers Casino in Battle Creek, Michigan.
Andre M. Hilliou, Chief Executive Officer of Full House Resorts, said, “We are pleased to receive approval from the NIGC which was needed before obtaining financing and beginning construction on what we expect to become one of the premier gaming facilities in Michigan. The casino — located at Exit 104 on 79 acres of frontage land on Interstate 94 between Chicago and Detroit — is expected to have more than 3,000 gaming positions and a 2,000 space parking garage. We also expect the FireKeepers Casino to become a major driver of shareholder value for Full House.”
Once financing is secured, ground-breaking is slated for early 2008 with a grand opening of FireKeepers Casino expected in early 2009. Full House has a management agreement with the Nottawaseppi Huron Band of Potawatomi through GEM, where it has been developing and will manage the FireKeepers Casino for seven years after its opening.
About Full House Resorts, Inc.
Full House owns, develops and manages gaming facilities. Full House owns the Stockman’s Casino and Holiday Inn Express in Fallon, Nevada which has 8,400 square feet of gaming space with approximately 260 gaming machines, four table games and a keno game. The casino has a bar, a fine dining restaurant and a coffee shop. The Holiday Inn Express has 98 guest rooms, indoor and outdoor swimming pools, a sauna, fitness club, meeting room and business center. The Company has entered into a contract to sell the Holiday Inn Express, which is expected to close in early 2008. Full House also receives a guaranteed fee from the operation of Harrington Raceway and Casino, formerly Midway Slots and Simulcast at the Delaware State Fairgrounds in Harrington, Delaware. Harrington Slots recently opened an expansion and is remodeling its original building which will result in a total of 2,000 gaming devices, a buffet, gourmet Steak House, other food and beverage outlets and an entertainment lounge. Full House also has a management agreement with the Nottawaseppi Huron Band of Potawatomi Indians for the development and management of a first-class casino/resort with 2,500 gaming devices, 90 table games and 20 poker tables in the Battle Creek, Michigan area, which is currently in development. In addition, Full House has a Gaming Management Agreement with the Nambé Pueblo of New Mexico for the development of a coordinated entertainment venue centered on a 50,000 square foot casino and with the Northern Cheyenne Nation of Montana for the development and management of a 27,000 square foot gaming facility. Further information about Full House can be viewed on its web site at www.fullhouseresorts.com.
Forward-looking Statements
Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon Full House’s current expectations and projections about future events and generally relate to Full House’s plans, objectives and expectations for Full House’s business. Although Full House’s management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties including without limitation, regulatory approvals, financing sources and terms, integration of acquisitions, competition and business conditions in the gaming industry. Additional information concerning potential factors that could affect Full House’s financial condition and results of operations is included in the reports Full House files with the Securities and Exchange Commission, including, but not limited to, its Form 10-KSB for the most recently ended fiscal year.
For the foregoing reasons, readers and investors are cautioned that there also can be no assurance that the outcomes expressed in Full House’s forward-looking statements included in this release and otherwise will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by Full House or any other person that Full House’s objectives and plans will be achieved in any specified time frame, if at all. Full House does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.
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For further information, contact:
Mark Miller, Chief Financial Officer
Full House Resorts, Inc.
702-221-7800
www.fullhouseresorts.com
Or
William R. Schmitt
Integrated Corporate Relations
203-682-8200
investors@fullhouseresorts.com